                                 EXHIBIT 10.94


                   AGREEMENT OF SALE FOR THE NISSAN PROPERTY

                               AGREEMENT OF SALE
                               -----------------



     THIS AGREEMENT OF SALE (this "Agreement") is made and entered into by and between THE RUTH RAY AND H.L. HUNT FOUNDATION and THE RUTH FOUNDATION, each a Texas non-profit corporation and each an owner of a fifty percent (50%) undivided interest in the Property hereinafter described (hereinafter referred to collectively as "SELLER", except where the context otherwise indicates that a reference to "a SELLER", "such SELLER", or other words to similar effect is intended to refer only to one such party) and NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation, or its permitted assignees (hereinafter referred to as "BUYER").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, SELLER is the owner of that certain tract of land located in the City of Irving, Dallas County, Texas, containing approximately 14.873 acres of land, which tract is more particularly described on Exhibit "A" attached hereto
                                                    ----------
and made a part hereof for all purposes (the "Property"); and

     WHEREAS, BUYER desires to purchase the Property from SELLER and SELLER desires to sell the Property to BUYER, all upon the following terms, covenants, and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and subject to all of the following terms, provisions and conditions, SELLER and BUYER agree as follows:

     1.   Purchase and Sale; Purchase Price. (a) SELLER shall on the date of
          ---------------------------------
Closing (defined below) sell, assign, transfer, grant and convey to BUYER, and BUYER shall purchase from SELLER, by good and sufficient special warranty deed, upon all of the terms, covenants and conditions set forth in this Agreement, good and indefeasible fee simple title to the Property, together with the rights and appurtenances thereto belonging and any right, title and interest of SELLER in and to adjacent streets, alleys and rights-of-way to the centerline thereof, subject only to those matters expressly permitted herein. For and in consideration of the sale, assignment, transfer, grant and conveyance of the Property pursuant to the terms of this Agreement, BUYER shall pay the Purchase Price (as hereinafter defined) to SELLER, in cash or immediately available funds, at Closing, subject to the specific adjustments contemplated herein.

          (b) The Purchase Price (herein so-called) for the Property shall be an amount determined by multiplying $8.56 by the number of Net Square Feet of land contained in the Property as determined pursuant to the Survey. For computing the Purchase Price the "Net Square Feet" of the Property shall be the number of gross square feet of land within the Property, less only the
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number of square feet of land, if any, within (i) public streets that are dedicated as such on the date hereof and (ii) the FEMA recognized 100-year flood plain.

     2.   Earnest Money. Within fifteen (15) business days of the date a fully
          -------------
executed copy of this Agreement has been received by BUYER, BUYER shall deliver to American Title Company, 17480 Dallas Parkway, Suite 205, Dallas, Texas 75287 (Attn: Timothy S. Richards) (the "Title Company"), the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) by wire transfer to, or in the form of cash or a cashier's check payable to the order of, the Title Company (the "Earnest Money"). At the Closing, the Earnest Money shall be credited against the Purchase Price. The Earnest Money shall be deposited by Title Company in an interest-bearing account, and all interest earned thereon shall be retained in such account and treated as additional Earnest Money for all purposes hereof. All interest earnings on the Earnest Money shall be reported to the Internal Revenue Service for the account of BUYER, whose Taxpayer Identification Number is 95-3680386.

     3.   Closing. Subject to the provisions of Section 3(c) of this Agreement,
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the closing of the sale and purchase of the Property (the "Closing") hereunder shall take place at the Title Company, or at such other place agreed to by SELLER and BUYER, within thirty (30) days after the end of the Inspection Period.

          (a) At the Closing, SELLER shall deliver or cause to be delivered to BUYER the following:

               (i) Special Warranty Deed ("Deed") conveying title to the Property to BUYER, subject to the "Permitted Exceptions" (as hereinafter defined). The Deed shall convey the Property on an "as is" condition and basis, with all faults, except as otherwise provided in
          Section 8(a) of this Agreement.

               (ii) An irrevocable commitment from the Title Company to issue, promptly after the Closing and effective as of the Closing Date, an Owner Policy of Title Insurance for the Property as described in
          Section 6 hereof.

               (iii) A certificate of Non-Foreign Status, in a form complying with Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

               (iv) Evidence of SELLER'S capacity and authorization to close the transactions contemplated in this Agreement.

               (v) Such other documents as are contemplated herein or as counsel to SELLER and BUYER may mutually agree are necessary or appropriate to carry out the intents and purposes of this Agreement, including, if required, a bill of sale or other assignment of personal property, if any, related to the Property.

               (vi)  Possession of the Property.

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          (b)  At the Closing BUYER shall deliver or cause to be delivered to
SELLER:

               (i) Funds available for immediate disbursement at Closing in an amount equal to the Purchase Price, less the amount of the Earnest Money and as adjusted for prorations of expenses as provided herein.

               (ii)  The Zoning Agreement (as hereinafter defined).

               (iii) Evidence of BUYER's capacity and authorization to close the transactions contemplated in this Agreement.

               (iv) Such other documents as are contemplated herein or as counsel to SELLER and BUYER may mutually agree are necessary or appropriate to carry out the intents and purposes of this Agreement.

          (c) Subject to the terms hereof, BUYER shall have the option to extend the Closing for two (2) additional periods of thirty (30) days each. To exercise the first extension option ("First Extension Option") BUYER must (a) provide to SELLER, at least three (3) business days before the initial date of Closing, a written notice that BUYER has elected to extend the Closing by thirty
(30) days, and (b) pay to SELLER, on or before the initial date of Closing, an extension payment ("First Extension Payment) in an amount equal to the product of the following calculation: (Purchase Price 8%) / 12 (By way of example, if the Purchase Price is $5,545,749.00, the extension payment would be $36,971.66). To exercise the second extension option BUYER must (a) provide to SELLER, at least three (3) business days before the date of Closing as extended by the exercise of the First Extension Option, written notice that BUYER has elected to extend the Closing for an additional thirty (30) days, and (b) pay to SELLER, on or before the date of Closing as extended by the exercise of the First Extension Option, an extension payment ("Second Extension Payment") in an amount equal to the First Extension Payment. Neither the First Extension Payment nor the Second Extension Payment will be refundable to BUYER; provided, however, the First Extension Payment and the Second Extension Payment shall be applied to the Purchase Price at Closing.

     4.   Title and Survey Review. (a) Within fifteen (15) days from the date a
          -----------------------
fully executed copy of this Agreement is received by BUYER, SELLER shall:

               (i) cause the Title Company to issue, and deliver to SELLER and BUYER, a preliminary title report and commitment for an Owner Policy of Title Insurance to be in favor of BUYER covering the Property in the amount of the Purchase Price (the "Title Commitment"), which Title Commitment shall be accompanied by legible copies of all recorded documents relating to easements, rights-of-way, and other matters affecting title thereto;

               (ii) cause a current boundary survey of the Property (the "Survey") prepared by Halff Associates, Inc. (as applicable, the "Surveyor") to be prepared and delivered to BUYER and the Title Company. The Survey shall be certified to BUYER, SELLER, and the Title Company, shall specify the Net Square Feet and the gross number of square feet in the Property, and shall otherwise be in a form acceptable to the Title Company to permit, at BUYER'S sole cost and election, modification of the survey exception to the Owner's Policy of Title Insurance to be delivered to BUYER pursuant to Section 6 hereof to read "shortages in area" only. SELLER shall pay for the cost of the Survey initially, but if under any circumstances whatsoever (other than a SELLER default or termination of this Agreement pursuant to Section 8) this Agreement is terminated and BUYER is entitled to a refund of the Earnest Money, then anything to the contrary notwithstanding the cost of the Survey shall be paid (or reimbursed to SELLER) out of the Earnest Money, but in an amount not to exceed $4,000.00, before the remainder thereof is returned to BUYER;

               (iii) deliver or cause to be delivered to BUYER such existing studies and reports specifically regarding the Property that are within SELLER's possession; BUYER acknowledges that SELLER has satisfied SELLER's obligations set forth in this clause (iii).

          (b) BUYER shall, within thirty (30) days after receipt of the latest to be delivered of the items in (a)(i) and (ii) above, give SELLER written notice of any objections to title to the Property, or to the gross square footage of the Property, as shown on the Survey, indicating that the Property is less than 14.8 acres in size. BUYER'S failure to timely give such written notice of objection shall be deemed to be BUYER'S approval of items (a)(i) and (ii) above, and all matters shown therein and not objected to by BUYER shall be deemed approved by BUYER for all purposes hereof and shall be "Permitted Exceptions." Liens of any kind shall always be a non-permitted exception whether or not BUYER objects to such lien.

          (c) In the event BUYER objects to any of the items or matters contemplated in items (a)(i) or (ii) above SELLER may undertake, but shall not be obligated to undertake, to eliminate or modify all such matters to which BUYER has objected to the reasonable satisfaction of BUYER prior to the Closing. In the event SELLER elects not to or fails to eliminate or modify such matters to which BUYER has objected within such period, BUYER shall have the right to terminate this Agreement by written notice to SELLER prior to the Closing, whereupon the Earnest Money (less $100 which shall be paid over to SELLER as independent consideration for the execution of this Agreement) shall be promptly returned to BUYER and this Agreement shall be null and void and of no further force or effect. If BUYER fails to terminate this Agreement within such period BUYER shall be deemed to have waived any remaining unsatisfied objections, and any such remaining matters shall thereafter be deemed approved by BUYER and shall be "Permitted Exceptions" for all purposes. In such event no adjustment shall be made in the Purchase Price, unless hereafter otherwise agreed in writing by the parties hereto.

     5.   Inspection Period.
          -----------------

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          (a)  BUYER shall have a period of sixty (60) days after the date a fully executed copy of this Agreement is received by BUYER ("Inspection Period") to examine the Property to determine its adequacy for BUYER'S needs. In the event BUYER objects, in its sole discretion, on or before the end of the Inspection Period, to the results of Studies (as defined below), or otherwise determines the Property is unacceptable to BUYER, or for any reason or no reason, BUYER shall have the right to terminate this Agreement, in its sole discretion, by written notice to SELLER on or before the end of the Inspection Period. In the event BUYER fails to give notice of termination of this Agreement prior to the expiration of the Inspection Period BUYER shall be deemed to have waived its right to terminate this Agreement under this Section 5. If BUYER timely does so terminate the Agreement, the Earnest Money (less $100 to be paid to SELLER as independent consideration for the execution of this Agreement) shall be returned to BUYER by the Title Company.

          (b) During the Inspection Period, at BUYER'S sole cost and expense, BUYER shall have the right to conduct such environmental, soil, engineering, or any other studies on the Property (collectively referred to as the "Studies") as BUYER deems appropriate in its sole discretion, and to go on the Property for the purpose of conducting the Studies. BUYER agrees to pay promptly any and all costs and expenses incurred by BUYER in connection with the Studies, and to allow no liens to accrue or become affixed against the Property or any portion thereof on account of the Studies. Further, BUYER shall be responsible for any damages caused by the persons conducting the Studies in the exercise of BUYER'S rights to do so hereunder, including BUYER, its employees, contractors or agents, and BUYER agrees to indemnify and hold SELLER harmless from any and all liens, claims, damages, demands, suits, actions or causes of action arising out of BUYER'S exercise of its rights to conduct the Studies hereunder. BUYER further agrees that it shall not interfere with the reasonable use of the Property by SELLER during the Inspection Period. In the event BUYER terminates this Agreement prior to the Closing pursuant to any provision hereof, or fails to consummate the Closing of the transactions provided for in this Agreement for any other reason, BUYER agrees to provide to SELLER copies of any and all reports of the Studies regarding the Property prepared pursuant to this Section 5.

          (c) Notwithstanding the foregoing, BUYER shall not conduct any environmental tests that involve drilling or core samples, or any other so-called "Phase II" environmental testing, without the prior written permission of SELLER, which permission may be withheld in SELLER'S sole and absolute discretion. However, in the event BUYER reasonably concludes from a so-called "Phase I" environmental test that any condition or uncertainty exists with regard to the environmental condition of the Property that might be explained or resolved by additional "Phase II" testing, and SELLER does not consent to such additional "Phase II" testing, BUYER shall have the right to terminate this Agreement by written notice to SELLER prior to the end of the Inspection Period, whereupon the Earnest Money (less $100 which shall be paid over to SELLER as independent consideration for the execution of this Agreement) shall be promptly returned to BUYER and this Agreement shall be null and void and of no further force or effect.

     The obligations of BUYER to SELLER under the foregoing provisions shall survive Closing and/or any termination of this Agreement.

     6.   Owner's Title Policy. At the Closing SELLER shall cause to be
          --------------------
furnished to BUYER a standard Owner Policy of Title Insurance as used in the State of Texas, issued by the Title Company, insuring the good and indefeasible fee simple title of BUYER to the Property in the amount of the Purchase Price. The basic cost of such Owner Policy of Title Insurance shall be paid by SELLER, but if BUYER elects to have the survey exception modified to read "shortages in area" only, the additional premium for such modification shall be paid by BUYER. The only exceptions to said Owner Policy of Title Insurance shall be as follows:

          (a) The standard printed exceptions contained therein, provided, however, (i) the exception relating to restrictive covenants shall specifically describe all recorded restrictive covenants that are approved or deemed approved by BUYER pursuant to Section 4 hereof; (ii) at the election and sole cost of BUYER, the survey exception shall be modified to read "shortages in area" only;
(iii) the exception for taxes shall be limited to standby fees and taxes for the year of Closing and subsequent years and subsequent assessments for prior years due to change in land usage or ownership; and (iv) there shall be no exception for visible or apparent easements or for the rights of parties in possession;

          (b)  the Permitted Exceptions;

          (c) the Declaration and Supplemental Declaration (as hereinafter defined);

          (d)  the Zoning Agreement;

          (e)  the Repurchase Option provided for in Section 11(d) hereof;

          (f) any other matters approved in writing by BUYER and/or exceptions or liens caused by the actions of BUYER.

     7.   Expenses. Real estate taxes and Owner's Association (defined below)
          --------
assessments relating to the Property shall be prorated at the Closing between the parties hereto as of the date of Closing. If the Closing occurs before the tax rate is fixed for the year of Closing, the apportionment of real estate taxes shall be upon the basis of real estate taxes for the preceding year and a cash adjustment shall be made between the parties at such time as the real estate tax statements for the year of Closing are available. Each party shall pay for its own attorneys' fees. Title Company fees and charges shall be shared equally by the parties, except: (i) the basic cost of the Owner's Policy of Title Insurance covering the Property, and any other premiums in respect of the required Title Policy other than as provided in clause (ii) below, shall be paid by SELLER; (ii) the cost of the modification of the survey exception in the Owner's Policy of Title Insurance to read "shortages in area" only, if elected by BUYER, shall be paid by BUYER; and (iii) any recording costs, and all costs or charges associated with any financing and/or equity investment that BUYER may utilize shall be borne solely by BUYER. Any "rollback" taxes assessed against the Property relating to periods prior to Closing as a result of a change in use of the Property subsequent to the Closing shall be borne by SELLER.

     8.   Representations and Warranties.
          ------------------------------

          (a) Each SELLER represents and warrants to BUYER, as of the date of this Agreement and as of the date of Closing, that:

               (i) Such SELLER has not received any written notice of any violation of any ordinance, regulation, law or statute from any governmental agency regarding the Property which has not been complied with.

               (ii) There are no pending condemnation actions with respect to the Property, nor has such SELLER received any notice of any such actions being contemplated.

               (iii) There are no options, purchase contracts or leases, written or oral, whereunder or whereby any person has any right, title or interest in, or right to acquire, the Property.

               (iv) Such SELLER is a non-profit corporation duly organized and existing and in good standing under the laws of the State of Texas, and such SELLER is not insolvent or bankrupt.

               (v) Such SELLER has the full right and authority to enter into this Agreement and to consummate the sale, transfer and assignment contemplated herein, and the person or persons signatory to this Agreement and any document executed pursuant hereto on behalf of such SELLER have full power and authority to bind such SELLER.

               (vi) There is no litigation, action or proceeding pending or, to the best of such SELLER'S knowledge, threatened, against such SELLER or the Property which would in any manner constitute a lien, claim, or obligation of any kind against the Property.

               (vii) Except for matters disclosed in the Title Commitment, there are no management, maintenance, operating, service or any other contracts or leases that will continue to affect the Property after the Closing.

     For all purposes of this Agreement, the "knowledge" of SELLER shall mean the actual conscious knowledge of Timothy E. Stiles, without inquiry.

     EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED OR AS EXPRESSLY SET FORTH HEREIN AND/OR IN THE CLOSING DOCUMENTS), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY:
SPECIFICALLY, BUT WITHOUT LIMITATION, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT,

SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USES LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF ANY HAZARDOUS MATERIALS OR CONDITIONS AFFECTED BY ENVIRONMENTAL LAWS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN ANOTHER PROVISION OF THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER AGREES TO ACCEPT THE PROPERTY AND HEREBY WAIVES AND RELEASES SELLER FROM ALL OBJECTIONS OR CLAIMS AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY, WHETHER BY CONTRACT, UNDER LAW, UNDER ANY RIGHT OF CONTRIBUTION, OR OTHERWISE.

     BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY BY BUYER WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS SECTION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON.

     BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, AND EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION AND/OR IN THE CLOSING DOCUMENTS, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN NEGOTIATED BASED ON THE FACT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING.

          (b) BUYER represents and warrants to SELLER, as of the date of this Agreement and as of the date of Closing, that:

               (i) BUYER is a corporation duly organized and existing and in good standing under the laws of the State of California , and BUYER is not insolvent or bankrupt.

               (ii) BUYER has the full right and authority to enter into this Agreement and to consummate the sale, transfer and assignment contemplated herein, and the person or persons signatory to this Agreement and any document executed pursuant hereto on behalf of BUYER have full power and authority to bind BUYER.

          (c) Anything to the contrary herein notwithstanding, neither SELLER nor BUYER shall have liability to the other with respect to any of the representations or warranties contained herein or confirmed at the Closing unless (i) written notice or demand with respect to the breach or alleged breach is given within one (1) year after the Closing, and (ii) suit is filed with respect to the breach or alleged breach of representation within two (2) years of the Closing. Subject to the foregoing limitations, the representations and warranties shall survive the Closing.

          (d) The continued accuracy of the foregoing representations at Closing is a condition to the respective obligations of the parties hereto. At Closing, each party shall confirm, in writing, the continued accuracy of its representations and warranties to the other. However, if as a result of any change of conditions with respect to the Property and/or the acquisition by SELLER of information not known to SELLER at the time of execution of this Contract, SELLER is unable to confirm any such representations and warranties as of the Closing Date, SELLER shall have the option of revising any such representations and warranties to reflect facts or conditions then existing. If BUYER is unwilling to accept any such modification to SELLER'S representations and warranties, BUYER shall have the option to terminate this Agreement, in which event the Earnest Money (less $100 independent consideration which shall be paid to SELLER for the execution hereof) shall be returned to BUYER and neither party hereto shall have any further obligations hereunder except for such obligations as are intended to survive the termination of the Agreement. If BUYER accepts such revisions, BUYER shall be deemed to have waived any rights or remedies against SELLER with respect to the previous, unrevised version of the representation in question.

     9.   Brokers. (a) Each party ("Indemnitor") represents and warrants to the
          -------
other party ("Indemnitee") that except for The Staubach Company, which represents BUYER, and Cushman and Wakefield, which represents SELLER (collectively, The Staubach Company and Cushman and Wakefield are referred to as "Brokers"), there are no brokers involved in this transaction acting for and on behalf of Indemnitor for which a brokerage commission is or may become due, and agrees to indemnify and hold Indemnitee harmless from any and all claims for real estate or brokerage commissions or other compensation arising out of or relating to this transaction from any broker or brokers and whose claim for such commission or other compensation arises (or is alleged to arise) by, through, or under the actions or purported actions of the Indemnitor. At the Closing and conditioned upon the actual closing of the sale and payment of the Purchase Price by BUYER to SELLER, SELLER shall be responsible for the payment of a commission to Brokers in an amount equal to six percent (6%) of the Purchase Price to be split equally between the Brokers

          (b) BUYER acknowledges that Broker has advised BUYER that BUYER should have an abstract covering the Property examined by an attorney of BUYER's selection, or BUYER should be furnished with or obtain a policy of title insurance covering the Property.

     10.  Non-Assignability. This Agreement may not be assigned by BUYER without
          -----------------
the prior written consent of SELLER; provided, however, that no consent of SELLER shall be required for an assignment by BUYER to one of the following developers: Carr America, Champion Partners, Koll, and/or Opus, so long as such developer agrees to be bound by the terms of this Agreement. In addition to the foregoing right of assignment, BUYER shall have the right to assign this Agreement to an entity which controls, is controlled by, or is under common control with BUYER.

     11.  Development of the Project.
          --------------------------

          (a) BUYER understands and acknowledges that a Declaration of Covenants, Restrictions and Development Standards Applicable to DFW Freeport, of which the Property is a part, has been recorded in Volume 79212, Page 2965 of the Dallas County Records, (as supplemented or amended, the "Declaration"), and that such Declaration will affect BUYER's development of the Property. In that regard, BUYER has been advised and acknowledges that such Declaration provides, among other things, that: (i) owners of property within the area of the DFW Freeport development covered by the Declaration will be members of the Freeport Property Owners Association (the "Owner Association") subject to general and special assessments; and (ii) prior to the commencement of construction on the Property by BUYER, the proposed plans for construction must be reviewed and approved by an Architectural and Environmental Control Committee ("ACC") to the extent required in the Declaration. BUYER shall review and satisfy itself as to the Declaration and related matters during the Inspection Period and if BUYER is unsatisfied therewith BUYER may terminate this Agreement as provided in Paragraph 5 hereof. BUYER and SELLER acknowledge that by letter from Kelly Lindig dated December 21, 2000, the ACC has given approval to BUYER's proposed site plan contingent upon BUYER's satisfaction of the conditions set forth in the letter. BUYER acknowledges that BUYER must satisfy the ACC with respect to the conditions set forth in such letter. A copy of such letter and proposed site plan are attached hereto as Exhibit "B".
                                 -----------

          (b) During the Inspection Period BUYER shall prepare and submit Schematic Plans (herein defined) for BUYER'S contemplated office building (the "Project") to the ACC for review and approval in accordance with the Declaration; provided however, submission of the Schematic Plans shall not be in lieu of, or otherwise limit the rights of the ACC to approve, such other plans for development which must be timely submitted to the ACC as provided for in the Declaration. The "Schematic Plans" shall mean schematic representative elevations with a notation for 1) the type of construction for materials to be used for exterior walls, and 2) the location and screening of dock and loading areas, emergency generator, trash dumpsters, and day care playground area. If BUYER requires approval of the Schematic Plans prior to the expiration of the Inspection Period, BUYER will submit its Schematic Plans no later than thirty
(30) days after the date a fully executed copy of this Agreement is received by BUYER.

          (c) BUYER will commence the initial phase ("Phase I") of BUYER's development of the Property within twelve (12) months from the Closing in accordance with plans approved by the ACC and BUYER shall thereafter proceed diligently with completion of such development of the Property. If BUYER has not commenced construction of Phase I on the Property within twelve (12) months from the Closing in accordance with such plans or if BUYER has not substantially completed construction of Phase I on the Property within thirty-six (36) months from the Closing, SELLER will have the right and option, at its sole discretion, to repurchase the Property from BUYER on the terms and conditions set forth in the attached Rider 1, which is made a part hereof by reference. The terms and
         -------
conditions in Rider 1 shall be set forth in the Deed at Closing. The terms "Grantor" and "Grantee" as used in Rider 1 shall mean SELLER and BUYER, respectively, under this Agreement.

     12.  Zoning Agreement.  At the Closing, SELLER and BUYER shall record an
          ----------------
agreement ("Zoning Agreement") wherein BUYER (on behalf of itself and any subsequent owner of any portion of the Property claiming through BUYER) waives, for a period of ten (10) years subsequent to the Closing, the right to object, directly or indirectly, to any zoning change, or any amendment to any applicable zoning classification, affecting any property owned by SELLER or its affiliates, or by any "affiliate of Ray L. Hunt" (as hereinafter defined) in either case, located in the DFW Freeport development shown on the parcel plan attached hereto as Exhibit "A", that may be requested by (i) SELLER, its affiliates, or their
   ----------
successors in title or (ii) any "affiliate of Ray L. Hunt" (as hereinafter defined). The term "affiliate of Ray L. Hunt" shall mean (a) Ray L. Hunt, a resident of Dallas County, Texas; (b) Hunt Consolidated, Inc.; or (c) any person that is (i) the immediate maternal ancestor (and for this purpose an adopted person shall be deemed to be the natural issue of his or her adopting parent) or the spouse of any such living descendant, including the wife of Ray L. Hunt,
(ii) the trustee of any trust principally for the benefit of Ray L. Hunt or any person described in (c)(i) preceding, (iii) any corporation of which the controlling persons (hereinafter defined) are Ray L. Hunt, Hunt Consolidated, Inc., or any one or more of the person or trustees described in (c)(i) or
(c)(ii) preceding, or (iv) any partnership or other entity of which the controlling person are Ray L. Hunt, Hunt Consolidated, Inc., or any one or more person, trustees, corporations or other entities described in (c)(i), (c)(ii), and (c)(iii) preceding. As used herein, the term "controlling persons" means the parties having the possession of the authority, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, trust, corporation, partnership, or other entity, whether through the ownership of voting securities, by agreement, or otherwise. The Zoning Agreement shall not affect the rights that BUYER or any of its affiliates may have as to any other land in the DFW Freeport development that BUYER or any of its affiliates may own.

     13.  Defaults and Remedies.
          ---------------------

          (a) In the event SELLER shall fail to consummate the sale of the Property for any reason except BUYER's default or the timely and proper termination of this Agreement by BUYER pursuant to any of the provisions hereof, BUYER may, at its option and as its sole remedies, either: (i) terminate this Agreement, upon which termination the Earnest Money, less $100 to be paid to SELLER as independent consideration for the execution hereof, shall be returned to BUYER; or (ii) enforce specific performance of this Agreement. BUYER must make its this election of remedies within thirty (30) days of SELLER's failure to consummate the sale of the Property. If BUYER fails to make its election within such thirty (30) days period, then BUYER shall be deemed to have elected as its sole remedy the remedy set forth in subsection 13(a)(i).

          (b) In the event BUYER should fail to consummate the purchase of the Property for any reason except SELLER's default or the timely and proper termination of this Agreement by BUYER pursuant to any of the provisions hereof, SELLER, as SELLER's sole remedy for BUYER's breach of this Agreement, may terminate this Agreement by written notice given to BUYER and the Title Company, in which case the Earnest Money shall be paid over to SELLER as liquidated and agreed damages. However, the limitations upon the liabilities of BUYER or remedies available to SELLER contained in this subsection 13(b) shall not apply to or limit SELLER's right to indemnification pursuant to subsection 5(b) and in the event a breach by BUYER of BUYER's obligations under such subsection 5(b) SELLER shall have the right to all remedies available at law or in equity in respect of such breach.

          (c) In the event either party becomes entitled to the Earnest Money upon termination of this Agreement in accordance with its terms the Title Company is hereby authorized to immediately pay the Earnest Money and all interest accrued thereon to the party or parties so entitled thereto (except that (i) if the Earnest Money is to be delivered to BUYER under any circumstances the Title Company shall nevertheless deliver the sum of $100 of the Earnest Money to SELLER as independent consideration for the execution hereof whether or not otherwise specifically provided in the section of this Agreement under which such right to receive the Earnest Money arises, and (ii) the Title Company shall pay over to SELLER the cost of the Survey, not to exceed $4,000.00, under the circumstances provided for in subsection 4(a) hereof). In the event the Title Company requires same, BUYER and SELLER covenant and agree to deliver a letter of instruction to the Title Company directing the disbursement of the Earnest Money to the party or parties entitled thereto and indemnifying the Title Company against any and all claims arising out of such payment. In the event either party hereto fails or refuses to sign or deliver such an instruction letter when the other party is entitled to such disbursement, then the party so failing or refusing to sign or deliver such letter shall pay, upon the final order of the court with appropriate jurisdiction that such other party is entitled to such disbursement, all reasonable attorney's fees and expenses incurred by the party so entitled to such disbursement in connection with its recovery thereof, plus interest thereon at the maximum rate allowed by state or federal law from the date of refusal to sign such requested release of funds.

     14.  Notices. Any notice to be given or to be served upon any party hereto,
          -------
in connection with this Agreement must be in writing. If any notice is given (i) by certified or registered mail, it shall be deemed to have been given and received three (3) days after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail, (ii) by a private delivery service or recognized overnight courier, it shall be deemed to have been given and received when delivered or attempted to be delivered to the address of the party to whom it is addressed, (iii) by facsimile transmission, it shall be deemed to have been given and received at the time confirmation of such transmission is received by the sender provided that a copy of such notice is also delivered by a private delivery service or generally recognized overnight courier, and (iv) by any other method, it shall be deemed to have been given and received upon actual receipt thereof regardless
of how such delivery was accomplished.   In addition, SELLER will endeavor to
send a courtesy copy of any notice to those individuals whose e-mail addresses are set forth below; provided, however, failure to send such an e-mail shall not effect the validity of a notice delivered by another method or means. Such notices shall be given to the parties hereto at the following addresses and/or facsimile numbers:

     As to BUYER:
                         Nissan North America, Inc.
                         P.O. Box 191
                         330 West Victoria Street
                         Gardena, CA 90248-0191
                         Attn: Ted Maslin, Corporate Manager,
                                Real Estate and Facilities
                         FAX: 310/771-6084
                         Phone: 310/771-3000
                         E-Mail: ted.maslin@nissan-usa.com

     with a copy to:
                         Nissan Motor Acceptance Corporation
                         2909 Kinwest Parkway
                         Irving, Texas 75602
                         Attn: Bill Andrews, Facilities Manager
                         FAX: 972/501-8140
                         E-Mail: andrewsb@nmac.com

     and to:             Nissan North America, Inc.
                         Attn: Legal Department
                         990 West 190th Street
                         Torrance, CA 90502
                         FAX: 310/515-6750

     and to:             The Staubach Company
                         15601 Dallas Parkway, Suite 400
                         Addison, TX 75001
                         Attn: Frank Ricca
                         FAX: 972/361-5910
                         Phone: 972/361-5213

     As to SELLER:
                         The Ruth Ray and H.L. Hunt Foundation
                         1445 Ross Avenue, Suite 2000
                         Dallas, TX 75202
                         Attn: Secretary
                         FAX: 214/855-6965

               and       The Ruth Foundation
                         1445 Ross Avenue, Suite 2000

                         Dallas, TX 75202
                         Attn: Secretary
                         FAX: 214/855-6965

     with copies to:     Woodbine Development Corporation
                         1445 Ross Avenue, Suite 5000
                         Dallas, Texas 75202
                         Attn: Timothy E. Stiles
                         Tel: 214/855-6022
                         FAX: 214/855-6029

               and       Charles W. Morris, Esq.
                         Brown McCarroll & Oaks Hartline, L.L.P.
                         2000 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas  75201
                         Tel: 214/999-6100
                         FAX: 214/999-6170

          Any party hereto may at any time, by giving five (5) days' written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

     15.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas, and the obligations of the parties created hereunder are performable in Dallas County, Texas.

     16.  Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective successors and assigns.

     17.  No Waiver. One or more waivers of any covenant, term or condition of
          ---------
this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by either party to seek a remedy for any breach of this Agreement or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach.

     18.  Severability. In case any one or more of the material provisions
          ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, if any one or more of the non-material provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable nonmaterial provisions had never been contained herein.

     19.  Entire Agreement. This Agreement constitutes the entire agreement of
          ----------------
the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter, and this Agreement may be amended or modified only be a written agreement signed by both parties hereto.

     20.  Caption. The descriptive headings of the sections contained in this
          -------
Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     21.  Time. Time is of the essence in the performance of the parties'
          ----
respective obligations contained in this Agreement.

     22.  Expenses and Attorneys' Fees. Except as specifically provided herein,
          ----------------------------
each party hereto shall bear and pay its own costs and expenses incurred in connection with the transactions contemplated by this Agreement, including, but not limited to, the costs of all investigations and proceedings in connection herewith and the fees and expenses of their respective counsel, financial advisors and accountants; provided, however, in the event that any dispute between the parties hereto should result in litigation, the prevailing party shall be reimbursed for all reasonable costs, including, but not limited to, reasonable attorneys' fees, incurred in connection with such litigation.

     23.  Exhibits. All exhibits attached to this Agreement are hereby
          --------
incorporated herein and for all purposes made a part hereof.

     24.  Further Assurances.
          ------------------

          (a) In addition to the obligations required to be performed hereunder by SELLER prior to or at the Closing, SELLER agrees to perform such other reasonable acts and to execute, acknowledge and/or deliver subsequent to the Closing such other reasonable instruments, documents and other materials as BUYER may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Property in BUYER.

          (b) In addition to the obligations required to be performed hereunder by BUYER prior to or at the Closing, BUYER agrees to perform such other reasonable acts, and to execute, acknowledge and/or deliver subsequent to the Closing such other reasonable instruments, documents and other materials, as SELLER may reasonably request in order to effectuate the consummation of the transactions contemplated herein.

     25.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     26.  Number and Gender. All words herein shall be deemed to refer to the
          -----------------
masculine, feminine or neuter, singular or plural, as the context may require.

     27.  Date of Agreement. When used herein, the phrases "the effective date",
          -----------------
"the date of this Agreement", or "the date hereof" or similar phrases shall mean that date upon which Title Company has received fully executed counterparts of this Agreement.

     28.  DTPA WAIVER. BUYER REPRESENTS AND WARRANTS TO SELLER THAT (A) BUYER IS
          -----------
NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (B) BUYER IS REPRESENTED BY LEGAL COUNSEL, (C) THE PROPERTY WILL NOT BE USED AS A FAMILY RESIDENCE, (D) BUYER IS A BUSINESS CORPORATION THAT EITHER HAS ASSETS OF $5,000,000 OR MORE, OR IS OWNED OR CONTROLLED BY A CORPORATION OR ENTITY WITH ASSETS OF $5,000,000 OR MORE, OR BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. BUYER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (SECTIONS 17.41 AND FOLLOWING OF THE TEXAS BUSINESS AND COMMERCE CODE) (THE "DTPA") AND ANY OTHER SIMILAR CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. BUYER COVENANTS NOT TO SUE SELLER UNDER THE DTPA OR ANY SUCH SIMILAR CONSUMER PROTECTION LAW.

     29.  Escrow Agent. Title Company (hereinafter in this subsection, in its
          ------------
capacity as holder of the Earnest Money only, being referred to as the "Escrow Agent") shall hold the Earnest Money in accordance with the terms and provisions of this Agreement, subject to the following:

          The Escrow Agent undertakes to perform only such duties with respect to the Earnest Money as are expressly set forth in this Agreement and no implied duties or obligations with respect to the Earnest Money shall be read into this Agreement against Escrow Agent.

          In performing its activities hereunder in such capacity, Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties in such capacity under this Agreement shall be limited to those provided in this Agreement.

          Unless Escrow Agent discharges any of its duties under this Agreement with respect to the Earnest Money in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, SELLER and BUYER shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent with respect to the Earnest Money under this Agreement; and in such connection SELLER and

     BUYER shall indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

          If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent with respect to the Earnest Money, Escrow Agent may, but shall not be required to, file an action in interpleader to - resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

     Nothing in this subsection shall in any manner affect the obligations of the Title Company in its capacity as the issuer of the Title Commitment and/or the Title Policy, nor in its capacity as the closer of the transaction, nor shall the foregoing indemnities of BUYER and SELLER be applicable to the Title Company other than in its capacity as the holder of the Earnest Money.

     30.  Date Convention. If any time period provided for herein ends on a
          ---------------
Saturday, Sunday, or holiday, the time period in question will be extended the next day that is not a Saturday, Sunday, or holiday.

     31.  Filing of Plat. BUYER agrees that it shall not be entitled to file its
          --------------
revised plat for the Property until Closing; provided, however, that BUYER shall be permitted to obtain all necessary consents to and approvals of the plat from all requisite authorities prior to Closing.

     32.  Confidentiality.  BUYER and SELLER agree that the terms and conditions
          ---------------
of this Agreement, and any prior negotiations of the parties with regard to the Property, shall be kept confidential by the parties and shall not be disclosed to any third party except the Title Company, the parties' brokers and legal representatives and such other third parties as have a specific need to know such information including BUYER's lender and developer, or as may be required in response to a valid subpoena or other lawful process.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below but to be effective as of the effective date provided for herein.

                        [SIGNATURES ON FOLLOWING PAGE]

                         BUYER:
                         -----

                         NISSAN MOTOR ACCEPTANCE CORPORATION,
                         a California corporation


                         By:  /s/ Katsumi Ishii
                            ----------------------------------
                         Name:  Katsumi Ishii
                              --------------------------------
                         Title: President
                               -------------------------------
                         SELLER:
                         ------


                         THE RUTH RAY AND H.L. HUNT FOUNDATION, a Texas non-profit corporation

                         By:  /s/ Richard A. Massman
                            ----------------------------------
                         Name:  Richard A. Massman
                              --------------------------------
                         Title: Vice President
                               -------------------------------


                         THE RUTH FOUNDATION, a Texas non-profit corporation

                         By:  /s/ Richard A. Massman
                            ----------------------------------
                         Name:  Richard A. Massman
                              --------------------------------
                         Title: Secretary
                               -------------------------------

                         TITLE COMPANY:
                         -------------

                         AMERICAN TITLE COMPANY

"Date Hereof"            By:  /s/ Tim Richards
                            ----------------------------------
                         Name:  Tim Richards
                              --------------------------------
Date :  Jan 30, 2001     Title: Escrow Officer
      --------------           -------------------------------

                                   EXHIBIT A
                                   ---------

                       LEGAL DESCRIPTION OF THE PROPERTY
                       ---------------------------------

                                  EXHIBIT "A"
                                  -----------

FIELD NOTES

BEING a tract of land situated in the Cordelia Bowen Survey, Abstract No. 56, Dallas County, Texas, and being all of Lot 7, Block C of DFW Freeport, 12th installment, an addition to the City of Irving, Texas, recorded in volume 86246 Page 317, Deed Records of Dallas County, Texas, (D.R.D.C.T.), said tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2-inch iron rod with "Halff Assoc., Inc." cap (hereafter referred to as "with cap") set for corner at the north end of a right-of-way corner clip at the intersection of the northeast right-of-way line of Esters Boulevard (80 foot right-of-way) and the southeast right-of-way line of Freeport Parkway (100 foot right-of-way);

THENCE North 54 degrees 19 minutes 10 seconds East, with said southeast right-of-way line of Freeport Parkway, a distance of 57.16 feet to a 1/2-inch iron rod with cap set at the beginning of a curve to the left having a radius of
880.59 feet;

THENCE in a northerly direction, continuing with said southeast right-of-way line and along said curve to the left, through a central angle of 44 degrees 00 minutes 00 seconds, an arc distance of 676.24 feet to a 1/2-inch iron rod with cap set for corner;

THENCE North 10 degrees 19 minutes 10 seconds East, continuing along said right-of-way line, a distance of 87.55 feet to a 1/2-inch iron rod with cap set for corner, said point being the southwest end of a right-of-way corner clip at the intersection of said southeast right-of-way (100 foot right-of-way);

THENCE North 55 degrees 19 minutes 10 seconds East, along said right-of-way corner clip, a distance of 25.00 feet to a 1/2-inch iron rod with cap set for corner an said southwest line of Regent Boulevard;

THENCE South 79 degrees 40 minutes 50 seconds East, along said southwest right-of-way, a distance of 402.27 feet to a 1/2-inch iron rod with cap set at the beginning of a curve to the right having a radius of 549.97 feet;

THENCE in a southeasterly direction, continuing with said southwest right-of-way line, along said curve to the right, through a central angle of 43 degrees 56 minutes 10 seconds, an arc distance of 421.73 feet to a 1/2-inch iron rod with cap set at the end of said curve;

THENCE South 35 degrees 44 minutes 40 seconds East, continuing with said southwest right-of-way line, a distance of 88.38 feet to a 1/2-inch iron rod with cap set for corner, said point being the northern most corner of Lot 6, Block C of said 12th installment;

THENCE South 54 degrees 19 minutes 10 seconds West, departing said southwest right-of-way line and along the northwesterly line of said Lot 6, passing at a distance of 820.00 feet a 1/2-inch iron rod found for the western most corner of Lot 6, also being the northern most corner of Lot 9B, Block C, DFW Freeport, 12th installment revision, an addition to the City of Irving, Texas, recorded in volume 94036, Page 4168, D.R.D.C.T., and continuing along the northwesterly line of said Lot 9B, in all a distance of 1208.41 feet to a 1/2-inch iron rod with cap found on said northeast right-of-way line of Esters Boulevard;

THENCE North 35 degrees 40 minutes 50 seconds West, with said northeast right-of-way line, a distance of 433.97 feet to a 1/2-inch iron rod with cap set at the south end of the aforementioned corner clip at the intersection of Esters Boulevard and Freeport Parkway;

THENCE North 09 degrees 19 minutes 10 seconds East, with said right-of-way corner clip, a distance of 25.00 feet to the POINT OF BEGINNING AND CONTAINING 647,857 square feet or 14.873 acres of land, more or less.